EXHIBIT (99.1)



                            JOINT FILING AGREEMENT



     In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Class A Common Stock, $0.01 par value, of The Warnaco Group, Inc. and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.


Date:  February 14, 2002


                                  THE GOLDMAN SACHS GROUP, INC.


                                  By: /s/ Roger S. Begelman
                                  ----------------------------------------
                                  Name:   Roger S. Begelman
                                  Title:  Attorney-in-fact




                                  GOLDMAN, SACHS & CO.


                                  By: /s/ Roger S. Begelman
                                  ----------------------------------------
                                  Name:   Roger S. Begelman
                                  Title:  Attorney-in-fact




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